                                                               EXHIBIT (4)(b)(x)


                               [LOGO] METLIFE(R)

                      Metropolitan Life Insurance Company
                  One Madison Avenue, New York, NY 10010-3690



                                  ENDORSEMENT
                                  -----------


This Endorsement amends the Multifunded Annuity [Certificate] to which it is attached.


1. THE COVER PAGE IS AMENDED TO ADD THE FOLLOWING AS AVAILABLE INVESTMENT DIVISIONS AS OF THE LATER OF THE [CERTIFICATE] DATE OR [MARCH 3, 1997]:

     Janus Mid Cap, Loomis Sayles High Yield Bond, Scudder Global Equity and
     ------------------------------------------------------------------------
     T. Rowe Price Small Cap Growth.
     -------------------------------



[2. SECTION [5.1] IS AMENDED TO ADD THE FOLLOWING AS AVAILABLE INVESTMENT DIVISIONS AS OF THE LATER OF THE [CERTIFICATE] DATE OR [MARCH 3, 1997].

     Janus Mid Cap, Loomis Sayles High Yield Bond, Scudder Global Equity and
     ------------------------------------------------------------------------
     T. Rowe Price Small Cap Growth.]
     -------------------------------



/s/ Christine N. Markussen      /s/ Harry P. Kamen

Christine N. Markussen          Harry P. Kamen
Vice-President & Secretary      Chairman, President and Chief Executive Officer


Form G.20247-552